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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 10, 2003, included in the Proxy Statement of Printcafe Software, Inc. that is made part of the Registration Statement (Form S-4 No. 333-103954) which also constitutes the Prospectus of Electronics For Imaging, Inc. for the registration of 2,392,695 shares of its common stock.

                                                           /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
May 21, 2003